As filed with the Securities and Exchange Commission on December 27, 1996
                                                     Registration No. 33-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                 Industrial Training Corporation
             (Exact name of registrant as specified in its charter)

       Maryland                                             52-1078263
--------------------------------                          -------------------
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                            Identification No.)

                          13515 Dulles Technology Drive
                             Herndon, Virginia 22071
               ---------------------------------------------------
               (Address of principal executive offices) (zip code)

                    1992 Director Incentive Stock Option Plan
                    -----------------------------------------
                              (Full title of plan)

                        Frank A. Carchedi, Vice President
                         Industrial Training Corporation
                          13515 Dulles Technology Drive
                             Herndon, Virginia 22071
                     (Name and address of agent for service)
                     ---------------------------------------

                                 (703) 713-3335
                     ---------------------------------------
                     (Telephone number of agent for service)

                                    Copy to:
                             Alan J. Berkeley, Esq.
                              Sidney R. Smith, Esq.
                           Kirkpatrick & Lockhart LLP
                         1800 Massachusetts Avenue, N.W.
                             Washington, D.C. 20036

                         CALCULATION OF REGISTRATION FEE

                                            Proposed       Proposed
                                            maximum        maximum    Amount of
                          Amount            offering       aggregate  registra-
Title of securities       to be             price          offering   tion
to be registered          registered        per share(1)   price(1)   fee
----------------          ----------        ------------   --------   ---------

Common stock, par
value $.10 per            100,000           $5.00          $500,000   $172
share                     shares



(1) Inserted solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low prices for the Registrant's Common Stock reported on the NASDAQ National Market on December 23, 1996.

                                EXPLANATORY NOTE

         Industrial Training Corporation's earlier Registration Statement on Form S-8 (File No. 33-60138), filed with the Securities and Exchange Commission on March 26, 1993 and pertaining to the Industrial Training Corporation's 1992 Director Incentive Stock Option Plan is incorporated herein by reference. This incorporation by reference is made pursuant to General Instruction E of Form S-8 regarding the registration of additional shares of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same employee benefit plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.           Exhibits.

         The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.                Description

   5.1 Opinion of Kirkpatrick & Lockhart LLP as to the legality of the securities being registered

  23.1                     Consent of Ernst & Young LLP

  23.2 The consent of Kirkpatrick & Lockhart LLP to the use of their opinion as an exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5.1

  24                       Power of Attorney (see page 5)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Herndon, State of Virginia, on this 27th day of December, 1996.

                                    INDUSTRIAL TRAINING CORPORATION

                                     /S/ James H. Walton
                                By: ---------------------------------------
                                    James H. Walton,
                                    Chairman of the Board and
                                    Chief Executive Officer

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James H. Walton, or Frank A. Carchedi his attorney-in-fact, with power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                        Title                          Date
---------                        -----                          ----

/s/ James H. Walton
-----------------------          Chairman of the             December 27, 1996
James H. Walton                  Board and Chief
                                 Executive Officer
                                 (Principal
                                 Executive Officer)

/s/ Steven L. Roden
-----------------------          President and               December 27, 1996
Steven L. Roden                  Director

/s/ Frank A. Carchedi
-----------------------          Vice President and          December 27, 1996
Frank A. Carchedi                Chief Financial
                                 Officer (Principal
                                 Financial and
                                 Accounting Officer)

-----------------------          Director                     ________, 1996
Daniel R. Bannister


-----------------------          Director                     ________, 1996
Thomas M. Balderston

/s/ John D. Sanders
-----------------------          Director                   December 27, 1996
John D. Sanders

/s/ Richard E. Thomas
-----------------------          Director                   December 27, 1996
Richard E. Thomas

/s/ Philip J. Facchina
-----------------------          Director                   December 27, 1996
Philip J. Facchina

                                  EXHIBIT INDEX



         The following  exhibits are filed herewith as part of this Registration
Statement:


         Exhibit No.             Description

             5.1 Opinion of Kirkpatrick & Lockhart LLP as to the legality of the securities being registered

             23.1                Consent of Ernst & Young LLP

             23.2 The consent of Kirkpatrick & Lockhart LLP to the use of their opinion as an exhibit to this Registration
                                 Statement is included in their
                                 opinion filed herewith as
                                 Exhibit 5.1

              24                 Power of Attorney (see page 5)



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